Exhibit 10.5

PROMISSORY NOTE

DEFINED TERMS

Execution Date: May 5, 2010	City and State of Signing: Chicago, Illinois

Loan Amount: $220,000,000.00	Interest Rate: 6.09% per annum

Borrower: SHR St. Francis, L.L.C., a Delaware limited liability company

Borrower’s Address: 200 West Madison Street, Suite 1700 Chicago, Illinois 60606 with a copy to: Perkins Coie LLP 131 South Dearborn Avenue, Suite 1700 Chicago, Illinois 60603 Attn: Bruce A. Bonjour

Holder: Metropolitan Life Insurance Company, a New York corporation

Holder’s Address:

Metropolitan Life Insurance Company, a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President

Real Estate Investments

and:

Metropolitan Life Insurance Company

125 South Wacker Drive, Suite 1100

Chicago, Illinois 60606-4478

Attention: Director

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94110

Attn: Director

Maturity Date: June 1, 2017. The first day of the 85th calendar month following the Advance Date	Advance Date: May 5, 2010.

Interest Only Period:

The period commencing on the Advance Date and ending on the last day of the 18th calendar month following the Advance Date (i.e., November 30, 2011).

Interest Installment:

During the Interest Only Period, monthly installments of interest only at the Interest Rate in arrears for the preceding calendar month, each in the amount of $1,116,500.00.

Principal and Interest Installment Date: The first day of the 20th calendar month following the Advance Date (i.e., January 1, 2012).

Monthly Installment: Equal monthly installments of principal and interest at the Interest Rate each in the amount of $1,587,592.36.

The Monthly Installment is based upon an amortization period of 20 years.

Permitted Prepayment: The Loan may not be prepaid in whole or in part at any time prior to the Maturity Date except as expressly provided in Section 8 hereof.

Liable Party:

Strategic Hotel Funding, L.L.C., a Delaware limited liability company, and its successors and assigns as and to the extent permitted under the Guaranty.

Addresses of Liable Party:

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Operating Lessee: DTRS St. Francis, L.L.C, a Delaware limited liability company, and its successors and assigns as and to the extent permitted under the Loan Documents

Addresses of Operating Lessee:

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Late Charge:

An amount equal to four cents ($.04) for each dollar that is overdue.

Default Rate:

An annual rate equal to the Interest Rate plus four percent (4%) but in no event greater than the highest rate permitted under applicable law.

Note: This Promissory Note. Deed of Trust: Deed of Trust, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Holder. Loan Documents: This Note, the Deed of Trust and any other documents related to this Note, and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Holder. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Party in favor of Holder. Trustor Guaranty: Trustor Guaranty shall have the meaning ascribed in the Deed of Trust. Subordinate Deed of Trust shall have the meaning ascribed in the Deed of Trust. Affiliated Guarantor: Affiliated Guarantor shall have the meaning ascribed in the Deed of Trust. Affiliated Guaranty: Affiliated Guaranty shall have the meaning ascribed in the Deed of Trust. Affiliated Guarantor Subordinate Mortgage: Affiliated Guarantor Subordinate Mortgage shall have the meaning ascribed in the Deed of Trust. The Unsecured Indemnity Agreement, the Guaranty, the Trustor Guaranty, the Subordinate Deed of Trust, the Affiliated Guaranty and the Affiliated Guarantor Subordinate Mortgage are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents as and to the extent provided therein.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder at Holder’s Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

1. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

(a) Interest on the Loan Amount shall accrue from the Advance Date at the Interest Rate and the interest accrued from the Advance Date to the last day of the month in which the Advance Date occurs shall be paid by Borrower on the first day of the first calendar month following the Advance Date;

(b) Commencing on the first day of the second calendar month following the Advance Date and on the first day of each calendar month thereafter including the first day of the 19th month after the Advance Date (i.e., December 1, 2011), Borrower shall pay the Interest Installment;

(c) Commencing on the Principal and Interest Installment Date and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Monthly Installment; and

(d) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents as well as any future advances under the Deed of Trust that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.

Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

Interest shall be calculated on the basis of a 30 day month and a 360 day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

2. Application of Payments. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

3. Security. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness.

4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within 7 days after the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

5. Acceleration Upon Default. At the option of Holder, if Borrower fails to pay any sum specified in this Note within 7 days of the due date, or if an Event of Default occurs under the Deed of Trust or the other Loan Documents, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation the Prepayment Fee (as defined in Section 9(b) below) (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable.

6. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State of Illinois. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured. This Note shall also bear interest at the Default Rate following any judgment on the indebtedness evidenced hereby.

7. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Loan except as expressly provided in this Section 8. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice.

(a) During the 90 day period prior to the Maturity Date, Borrower may prepay the Loan without a Prepayment Fee on 30 days prior written notice provided the Affiliated Guarantor Loan (as defined in Section 2.12 of the Deed of Trust) is prepaid simultaneously with the prepayment of the Loan. If a prepayment is made during the 90 day period prior to the Maturity Date, then no Prepayment Fee shall be required under Sections 8(b), (c) or (d) below.

(b) Borrower may prepay the Loan with a Prepayment Fee on 60 days prior written notice, provided such prepayment is accompanied by the Prepayment Fee and further provided the Affiliated Guarantor Loan is prepaid simultaneously with the prepayment of the Loan.

(c) Borrower may prepay the Loan in connection with the sale of the Property with a Prepayment Fee, subject to satisfaction of the requirements in Section 10.9 of the Deed of Trust for the release of the Trustor Guaranty and the release of the Subordinate Deed of Trust.

(d) Borrower shall be permitted to prepay this Loan in part in connection with the sale of the Affiliated Guarantor Property with a Prepayment Fee, subject to satisfaction of the requirements in Section 10.9 of the Deed of Trust for the release of the Affiliated Guaranty and the release of the Affiliated Guarantor Subordinate Mortgage.

(e) Except as provided in clauses (c) or (d) above, it is expressly acknowledged that the Loan cannot be prepaid by Borrower unless the Affiliated Guarantor Loan is prepaid by the Affiliated Guarantor simultaneously with the prepayment of the Loan.

(f) It is expressly acknowledged that the Trustor Guaranty shall be released and the Subordinate Deed of Trust which secures the Borrower’s obligations under the Trustor Guaranty shall be reconveyed if, as and when such release and reconveyance are permitted under the terms of the Trustor Guaranty.

9. Prepayment Fee.

(a) Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made following (i) an Event of Default and an acceleration of the Maturity Date, (ii) the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined). Notwithstanding the foregoing, so long as Borrower makes a good faith effort to recover any Prepayment Fee which would be due as a result of a casualty or condemnation, from the insurer in the case of a casualty or from the condemning authority, then the Prepayment Fee due as a result of the casualty or condemnation shall be waived except to the extent recovered by Borrower.

(b) The “Prepayment Fee” shall be the greater of (A) (x) the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), compounded semi-annually, less (y) the amount of the principal then outstanding (to be adjusted in the event of a partial prepayment), or (B) one percent (1%) of the amount of the Loan being prepaid.

(c) The “Treasury Rate” shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading “U.S. Government Securities - Treasury Constant Maturities” for the date which is five (5) Business Days prior to the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment. A Business Day is a day on which Holder is conducting normal business operations.

10. Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment or any permitted prepayment which pursuant to the terms of this Note requires a Prepayment Fee, shall include the Prepayment Fee. Borrower agrees that the determination of the Interest Rate was based on the intent, expectation and agreement (and the Interest Rate would have been higher without such agreement) of Borrower and Holder that the amounts advanced under this Note would not be prepaid during the term of this Note, or if any such prepayment would occur, the Prepayment Fee would apply (except as expressly permitted by the terms of this Note). Borrower also agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prepayment of this Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE STATE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

11. Liability of Borrower.

(a) Except as expressly set forth in the balance of this Section or in the Indemnity Agreement or Guaranty, anything contained herein or in any other Loan Documents to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Note or for any other obligation hereunder or under the Loan Documents against (i) any affiliate, parent company, trustee or advisor of Borrower, Operating Lessee, Liable Party, or owner of a direct or indirect beneficial or equitable interest in Borrower, Operating Lessee or Liable Party, any member in Borrower, Operating Lessee, or Liable Party or any partner, shareholder or member therein (other than against Liable Party pursuant to the Guaranty or Indemnity Agreement or against Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Mortgage); (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in Borrower, Operating Lessee or Liable Party shall have been transferred; (iv) any purchaser of any asset of Borrower, Operating Lessee or Liable Party; or (v) any other Person (except Borrower and Liable Party pursuant to the Guaranty and except for the Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Mortgage), for any deficiency or other sum owing with respect to the Note. It is understood that the Note (except as set forth in the balance of this Section and in the Indemnity Agreement or Guaranty) may not be enforced against any person described in clauses (i) through (v) above (other than against Liable Party pursuant to the Indemnity Agreement or Guaranty as set forth in clauses (i) and (v) above and other than the Affiliated Guarantor under the Affiliated Guaranty or the Affiliated Guarantor Subordinate Mortgage as set forth in clauses (i) and (v) above) unless such person is independently liable for the obligations under the Loan Documents, the Indemnity Agreement, the Guaranty or other document relating to the Loan, and Holder agrees not to sue or bring any legal action or proceeding against any such person in such respect. However, nothing contained in this Section or the Loan Documents shall:

(i) prevent recourse to the Borrower or, if and to the extent applicable, the Liable Party or the assets of Borrower, or, if and to the extent applicable, the assets of the Liable Party, or enforcement of the Deed of Trust or other instrument or document by which Borrower is bound pursuant to the Loan Documents;

(ii) if and to the extent applicable, prevent recourse to the Affiliated Guarantor pursuant to the Affiliated Guaranty or, if and to the extent applicable, the enforcement of the Affiliated Guarantor Subordinate Mortgage;

(iii) limit Holder’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim against Borrower, Operating Lessee and/or the Liable Party for damages and losses to the extent arising directly or indirectly from any of the following or against the person or persons committing any of the following:

(1) fraud or intentional misrepresentation by Borrower, Operating Lessee and/or the Liable Party,

(2) the misappropriation by Borrower, Operating Lessee or any affiliate of Borrower or Operating Lessee of any proceeds (including, without limitation, any Rents, security deposits, tenant letters of credit, insurance proceeds and condemnation proceeds), including (x) the failure to pay any such amounts to Holder as and to the extent required under the Loan Documents, (y) the collection of Rents for a period of more than 30 days in advance, and (z) such amounts received after an Event of Default and not applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property,

(3) the breach of any representation, warranty, covenant or indemnification provision in the Indemnity Agreement or in the Deed of Trust with respect to Hazardous Materials,

(4) physical damage to the Property from intentional waste committed by Borrower, Operating Lessee or any affiliate of Borrower or Operating Lessee,

(5) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Holder, in the event (and arising out of such circumstances) that Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Holder relative to the Property, which is found by a court of competent jurisdiction to have been raised by Borrower or Operating Lessee in bad faith or to be without basis in fact or law,

(iv) limit Holder’s rights to recover damages to the extent arising from Borrower’s or Operating Lessee’s failure to comply with the provisions of the Deed of Trust pertaining to ERISA,

(v) limit Holder’s rights to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of the Deed of Trust and any amount expended by Holder in connection with the foreclosure of the Deed of Trust,

(vi) limit Holder’s rights to enforce any leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; or

(vii) limit Holder’s rights to recover costs and damages arising from Borrower’s or Operating Lessee’s failure to pay any Premiums or Impositions in the event Borrower is not required to deposit such amounts with Holder pursuant to Section 2.5 of the Deed of Trust.

(viii) (i) limit Holders’s rights to recover any damages, costs, expenses or liabilities, including reasonable attorneys’ fees, incurred by Holder and arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (ii) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, limit the right of Holder to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Holder’s claim against Borrower to judgment, and any other rights and remedies permitted by law. If Holder exercises the rights and remedies of an unsecured creditor in accordance with clause (ii) above, Borrower and Liable Party shall pay to Holder, on demand by Holder following such exercise, all amounts owed to Holder arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such section may be amended from time to time) under any Loan Document, and Borrower and the Liable Party if any, will be personally liable for the payment of all such sums.

(b) Notwithstanding the foregoing, this limitation of liability shall not apply and the Loan will be a fully recourse Loan to Borrower and to Liable Party:

(i) in the event of any Transfer of the Property in violation of the Deed of Trust or in the event Borrower or Operating Lessee enters into any indebtedness for borrowed money which is secured by a lien, security interest or other encumbrance of any part of the Property, other than the Loan and any related obligations to Holder with respect to the Loan, the Trustor Guaranty and the Subordinate Deed of Trust or except either as allowed by the Deed of Trust or approved by Holder;

(ii) if (i) Borrower, Operating Lessee or Liable Party commences a voluntary bankruptcy or insolvency proceeding under the Bankruptcy Code which is not dismissed within 90 days of filing, or (ii) an involuntary case is commenced against Borrower, Operating Lessee or Liable Party under the Bankruptcy Code which is not dismissed within 90 days of filing, or (iii) an involuntary case is commenced against Borrower or Operating Lessee under the Bankruptcy Code with the collusion of Borrower or Operating Lessee, Liable Party or any of their affiliates or related entities, or (iv) a petition for relief is filed with respect to Borrower or Operating Lessee or Liable Party under the Bankruptcy Code through the actions of Borrower or Operating Lessee, Liable Party or any of their affiliates or related entities which is not dismissed within 90 days of filing. Notwithstanding the previous sentence, neither Borrower nor Liable Party shall be personally liable for payment of the Loan merely by reason of an involuntary bankruptcy (irrespective of its duration) as to which the following conditions are satisfied (1) such involuntary bankruptcy is not solicited, procured or supported by Borrower or any Related Person (defined below); (2) there is no debt or other obligation and there are no creditors, in any case which are prohibited by the Loan Documents; (3) Borrower and each Related Person in such involuntary bankruptcy proceeding will consent to and support and perform all actions requested by Holder to obtain relief from the automatic stay and to obtain adequate protection for Holder; (4) none of the Borrower nor any Related Persons shall propose or in any way support any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or any of Holder’s rights under the Loan Documents; and (5) none of Borrower nor any Related Persons shall propose or consent to any use of cash collateral except with Holder’s consent, which may be withheld in Holder’s sole discretion. As used herein, a “Related Person” shall mean (a) Affiliated Guarantor and any guarantor or other person or entity which is liable in any way (including contingently liable) for any part of the Loan, (b) person or entity which has any direct or indirect interest in Borrower or in which Borrower has any direct or indirect interest, or (c) any person who, by reason of any relationship with any of the foregoing, would be reasonably expected to act in accordance with the request of any of the foregoing.

(c) Notwithstanding the foregoing, Holder agrees that its sole recourse against any Operating Lessee for such Operating Lessee’s obligations hereunder or under the other Loan Documents shall be to the collateral owned by such Operating Lessee and pledged to Holder pursuant to the terms of the Loan Documents; provided however, the foregoing shall not limit Holder’s rights against Borrower and/or Liable Party and/or Affiliated Guarantor with respect to the obligations of Operating Lessee to the extent otherwise permitted under the Loan Documents.

12. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

13. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

14. Fees and Expenses. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney’s fee. This obligation is not limited by Section 11.

15. No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder, and there is no unwritten agreement with respect to the subject matter of the Loan.

16. Governing Law.

(a) IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE, THE DEED OF TRUST AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b) BORROWER AND HOLDER FURTHER ACKNOWLEDGE, AGREE, AND STIPULATE THAT THE STATE OF ILLINOIS HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS EVIDENCED BY THIS NOTE AND SECURED BY THE DEED OF TRUST.

(i) NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

(1) THE PROCEDURES GOVERNING THE CREATION PERFECTION OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS DEED OF TRUST AND THE ENFORCEMENT OF THE DEED OF TRUST, INCLUDING, WITHOUT LIMITATION, PROVISIONAL REMEDIES AGAINST BORROWER DIRECTLY RELATING TO THE REAL PROPERTY ENCUMBERED BY THE DEED OF TRUST, INCLUDING, BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ANY SUCH ACTIONS FOR REPLEVIN, FOR CLAIM OF DELIVERY OF PROPERTY, OR FOR THE APPOINTMENT OF A RECEIVER, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA;

(2) CALIFORNIA LAW SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY IN ORDER TO CREATE, TO PERFECT, AND TO FORECLOSE, EITHER JUDICIALLY OR NON-JUDICIALLY, THE SECURITY INTERESTS AND LIENS CREATED HEREBY; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL IN ANY EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA SHALL APPLY TO THE OBLIGATIONS AND INDEBTEDNESS EVIDENCED BY THIS NOTE AND SECURED BY THE DEED OF TRUST OR EVIDENCED BY THE OTHER LOAN DOCUMENTS, WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS.

(3) IN SUCH CONNECTION, THE PARTIES FURTHER AGREE THAT HOLDER MAY ENFORCE ITS RIGHTS UNDER THE LOAN DOCUMENTS, INCLUDING ITS RIGHT TO SUE BORROWER, TO COLLECT ANY OUTSTANDING INDEBTEDNESS, OR TO OBTAIN A JUDGMENT AGAINST BORROWER IN CALIFORNIA, ILLINOIS, OR OTHER STATES FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE, IN ACCORDANCE WITH ILLINOIS LAW, AND IF HOLDER OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN IN CALIFORNIA, THEN HOLDER SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN CALIFORNIA, AS WELL AS IN OTHER STATES.

(4) BORROWER REPRESENTS, WARRANTS, COVENANTS AND AGREES THAT:

a. THIS SECTION 16 WAS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN AND ENTER INTO THE DEED OF TRUST AND HOLDER WOULD NOT HAVE MADE THE LOAN OR ENTERED INTO THE DEED OF TRUST BUT FOR THIS SECTION 16.

b. TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 16, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM OR RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, THE DEED OF TRUST, THE LOAN DOCUMENTS, THE GUARANTY, THE TRUSTOR

GUARANTY, THE SUBORDINATE DEED OF TRUST, THE AFFILIATED GUARANTY AND THE AFFILIATED GUARANTOR SUBORDINATE MORTGAGE AND BORROWER HEREBY CONFIRMS THAT EACH OF THE FOREGOING DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AS SET FORTH IN THIS SECTION 16.

(c) To the maximum extent permitted by law, Borrower hereby agrees that all actions or proceedings arising in connection with the Loan and the Loan Documents shall be tried and determined either in the state and federal courts located in the County of Cook, State of Illinois, or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. To the maximum extent permitted by law, Borrower hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

17. Construction. The words “Borrower” and “Holder” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

18. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.

19. Time of the Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Note.

20. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.

[Signature on Following Page]

IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution Date.

SHR St. Francis, L.L.C.,
a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

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